UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 27, 2008

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Exact name of registrant as specified in its charter)

Delaware	0-52006	98-0221142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Plaza America Tower I 11700 Plaza America Drive, Suite 1010 Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

(703) 964-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The disclosure provided in Item 2.03 below is incorporated herein by reference

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On March 27, 2008, our subsidiary ICO North America, Inc. (“ICONA”) entered into a Revolving Credit Agreement among the Subsidiary Guarantors named therein, Jefferies Finance LLC, as Arranger, Book Manager, Documentation Agent, Administrative Agent and Syndication Agent, and The Bank of New York, as Collateral Agent for a working capital facility of $40 million. This facility carries an annual interest rate of approximately 12.5%. The facility matures on May 1, 2009 and is guaranteed by ICONA and all subsidiaries of ICONA, and is collateralized by a first priority lien on substantially all of the assets of ICONA. The Company has the option of repaying the facility at a premium of face value declining to par at maturity. The Company will use the proceeds of the facility, net of fees, for working capital and corporate purposes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated March 27, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

By:	/s/ J. Timothy Bryan
J. Timothy Bryan, Chief Executive Officer
Date: April 1, 2008